                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                Three Months Ended      Nine Months Ended
                                                    December 31,           December 31,
                                               --------------------    ------------------
                                                 1999         1998       1999      1998
                                                 ----         ----       ----      ----
Net Income                                     $ 11,354      34,055     73,049    128,106
                                               ========     =======    =======    =======

Weighted average shares outstanding             210,415     222,703    217,362    223,148

Reduction for common shares not yet
 released by Employee Stock Ownership Plan       11,430      13,082     11,838     13,410
                                               --------     -------    -------    -------

Total weighted average common shares
 outstanding for basic computation              198,985     209,621    205,524    209,738
                                               ========     =======    =======    =======

Basic earnings per share                       $    .06         .16        .36        .61
                                               ========     =======    =======    =======

Total weighted average common shares
 outstanding for basic computation              198,985     209,621    205,524    209,738

Common stock equivalents due to dilutive
 effect of stock options                          2,643       3,842      2,745      3,840
                                               --------     -------    -------    -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                        201,628     213,463    208,269    213,578
                                               ========     =======    =======    =======

Diluted earnings per share                     $    .06         .16        .35        .60
                                               ========     =======    =======    =======

                                      -17-